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                                                                    EXHIBIT 10.4

                                 AMENDMENT NO. 1
                                       TO
                           PURCHASE AND SALE AGREEMENT

     THIS AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this "Amendment") is dated as of the 21st day of December, 1999, by and between WESTERN GAS RESOURCES, INC., (hereinafter referred to as "Seller") and EXCO RESOURCES, INC., (hereinafter referred to as "Buyer"), and is based on the following premises:

WHEREAS, Buyer and Seller have entered into that certain Purchase and Sale Agreement dated November 16, 1999 (the "Purchase and Sale Agreement").

WHEREAS, the parties have agreed to amend certain provisions of the Purchase and Sale Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. As used herein, capitalized terms that are defined in the Purchase and Sale Agreement shall have the meanings given them in the Purchase and Sale Agreement.

2. The definition of "Closing Date", contained in Article 1 of the Purchase and Sale Agreement shall be deleted in its entirety and replaced by the following revised definition:

     "Closing Date" means January 7, 2000.

3. Section 3.1 of Purchase and Sale Agreement shall be deleted in its entirety and replaced by the following revised Section 3.1:

     3.1 Purchase Price. The total purchase price, subject to adjustments as set forth herein, to be paid to Seller by Buyer for the Properties shall be $7,800,000 U.S. ("Purchase Price"), payable as follows:

     a. A deposit of $5,000,000 ("Deposit") will be paid to Seller by wire transfer, in accordance with the wire instructions set forth in c., below, on December 22, 1999. The Deposit shall be non-refundable in the event that Buyer fails, for any reason not expressly excused in the Purchase and Sale Agreement, to Close on the Closing Date.

     b. At Closing, Buyer shall pay the full Purchase Price, plus interest, in the amount of $13,000, to Seller in immediately available funds by wire transfer in accordance with the wire instructions set forth in c., below; and, simultaneously, Seller shall wire transfer the Deposit (without any interest


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          thereon), to Buyer, in accordance with wire instructions to be provided by Buyer to Seller at least 3 Business Days before Closing.

     c. All wire transfers to Seller hereunder shall be in accordance with the following instructions:

          ABA Routing No.: 111000012
          Bank: Bank of America, Dallas, Texas
          Account No: 0180352922

4. The third to the last sentence of Section 5.2 of the Purchase and Sale Agreement shall be deleted in its entirety and replaced with the following revised third to the last sentence of Section 5.2:

     Coverage available to Buyer under the Pollution Legal Liability section of the Environmental Insurance Policy shall be limited to the sum of $200,000 for Coverage Section A, D, and F, subject to an aggregate limit of $200,000 available to Buyer for all claims.

5. The second sentence of Section 6.3 of the Purchase and Sale Agreement shall be deleted in its entirety and replaced by the following revised second sentence of Section 6.3:

     All amounts attributable to the share of the non-operating working interest owners for deposit premium payments towards the Environmental Insurance Policy shall be credited to Seller and the amounts or values associated therewith shall be accounted for at Closing.

6. Section 6.4 of the Purchase and Sale Agreement shall be deleted in its entirety and replaced with the following revised Section 6.4

     6.4 Pre-Effective Time Settlements. Seller shall remain responsible for all producer settlements for the periods of time through the production month of November, 1999.

7. Section 6.5 of the Purchase and Sale Agreement shall be amended by adding the following sentence to the end of Section 6.5:

     Notwithstanding the terms of this Section 6.5 to the contrary, this Section
     6.5 shall not establish any final adjustments with respect to the matters set forth in Section 6.6, below.

8. Article 6 of the Purchase and Sale Agreement shall be amended by adding the following new Section 6.6, Environmental Post-Closing Accounting:

     6.6 Environmental Post-Closing Accounting. The parties acknowledge that accounting with respect to the premiums for the Environmental Insurance Policy


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     and other matters related to non-operating owners that do not participate in the Environmental Insurance Policy may not be able to be fully settled by the Final Settlement Date. Accordingly, Buyer agrees that, following Closing, it shall, by its normal joint interest billing practices: (i) continue to bill for and collect all additional amounts required for premiums in connection with the Environmental Insurance Policy and, (ii) to the extent that any non-operating owners did not participate in the Environmental Insurance Policy, bill for and collect each such owners proportionate share of actual costs incurred by Seller in connection with any remediation undertaken with respect to the matters identified in that certain Notice of Identified Environmental Conditions, Black Lake Field, Natchitoches Parish, Louisiana, dated December 20, 1999, attached hereto as Attachment I. Buyer shall submit billings for such costs and expenses to the non-operating owners within 30 days following receipt of a statement for such from Seller. Buyer shall remit such collected amounts to Seller within 30 days of Buyer's receipt of those funds.

9. Except for the foregoing, all other terms and provisions of the Purchase and Sale Agreement shall remain in full force and effect.

     The parties have executed this Amendment by their duly authorized representatives as of the day and year first set forth above.

         BUYER:
         EXCO RESOURCES, INC.


         By:    /s/  DOUGLAS H. MILLER
                ----------------------
         Name:  Douglas H. Miller
         Title: Chief Executive Officer

         SELLER:
         WESTERN GAS RESOURCES, INC.


         By:    /s/  J. BURTON JONES
                ----------------------
         Name:  J. Burton Jones
         Title: Vice President, Business Development


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                               LIST OF ATTACHMENTS


ATTACHMENT I                       NOTICE OF IDENTIFIED ENVIRONMENTAL
                                   CONDITIONS, BLACK LAKE FIELD,
                                   NATCHITOCHES PARISH, LOUISIANA,
                                   DATED DECEMBER 20, 1999


Attachments for this Exhibit 10.4 have not been filed herewith. These attachments will be filed if requested by the Securities and Exchange Commission.